UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)
November 25, 2009

SWIFT ENERGY COMPANY
(Exact Name of Registrant as Specified in Charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 10, 2009, Swift Energy Company (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities, Inc. as representative for the several underwriters (the “Underwriters”), in connection with the offer and sale of an aggregate principal amount of $225 million of 8⅞% Senior Notes due 2020 (the “Notes”).  The Notes were offered pursuant to the Indenture dated May 19, 2009, as supplemented by the First Supplemental Indenture dated November 25, 2009, among the Company, an issuer of the Notes, Swift Energy Operating, LLC, a subsidiary of the Company as a guarantor of the Notes (the “Subsidiary Guarantor”) and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Indenture”).   The Notes were sold to the public at 98.389% of par, plus accrued interest from November 10, 2009 to November 25, 2009. The Underwriters purchased the Notes for 96.389% of the principal amount thereof.  Closing occurred on November 25, 2009.

The Notes will mature on January 15, 2020. The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning on January 15, 2010.  The Company may redeem the Notes on or after January 15, 2015 at the redemption prices set forth in the Indenture.

The Notes were offered and sold under a prospectus supplement filed on November 12, 2009 with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus supplement is incorporated by reference and made part of the Company’s registration statement on Form S-3, as amended (Registration No. 333-159341), which was declared effective by the Securities and Exchange Commission on June 26, 2009 (the “Registration Statement”).  In connection with the offering of the Notes, the First Supplemental Indenture is filed as an exhibit to this Form 8-K and is to be incorporated by reference in its entirety into the Registration Statement.

The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior debt and senior to any future subordinated debt that the Company may incur. The Notes will be unconditionally guaranteed initially by the Company’s principal domestic operating subsidiary, Swift Energy Operating, LLC, on a senior unsecured basis. This guarantee of the Notes will rank equally in right of payment with the guarantor’s existing and future senior debt, including its indebtedness under the Company’s bank credit facility, and senior to any future subordinated debt that it may incur.

On November 10, 2009, the Company issued a press release announcing that it had priced the Notes offering described in this Form 8-K and that it would use the largest portion of the proceeds from this offering of approximately $216.4 million to redeem all of its outstanding 8⅝% Senior Notes due 2011. That press release was filed as Exhibit 99.1 to the Company’s Form 8-K filed November 12, 2009.

Item 9.01.  Financial Statements and Exhibits.

     (d)           Exhibits

4.1
First Supplemental Indenture dated as of November 25, 2009, among Swift Energy Company, Swift Energy Operating, LLC, and Wells Fargo Bank, National Association relating to the 8⅞% Senior Notes due 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2009	SWIFT ENERGY COMPANY

	By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
First Supplemental Indenture dated as of November 25, 2009, among Swift Energy Company, Swift Energy Operating, LLC, and Wells Fargo Bank, National Association relating to the 8⅞% Senior Notes due 2020.